EXHIBIT 10(i)

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of November ___, 2008 by and between Power Sports Factory, Inc., a Minnesota Corporation (“Borrower”), and Crossroads Debt LLC, a Florida limited liability company (“Lender”).

RECITALS

A. Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

B. The Obligations will be guaranteed by Guarantors.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Certain Definitions and Index to Definitions.

1.1 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

1.2 Definitions. All other terms contained in this Agreement that are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

1.2.1 “Advances” - see Section 2.1.1 hereof.

1.2.2 “Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

1.2.3 “Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves and (ii) the Maximum Amount.

1.2.4 “Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time establish and revise reducing the amount of Advances which would otherwise be available to Borrower hereunder:

(a) To reflect events, conditions, contingencies or risks which, as determined by Lender, which may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

(b) In the amount of any Third Party Claim, until such time as Lender has determined in good faith that the Third Party Claim is unlikely to be asserted;

(c) To reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

(d) In respect of any state of facts that Lender determined constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.2.5 “Avoidance Claim” - any claim that any payment received by Lender from or for the account of Borrower or on account of any Collateral is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.

1.2.6 “Borrower” - see Preamble hereof.

1.2.7 “Borrowing Base” – the lower of the following, when applied to Eligible Inventory:

(a) 50% of Inventory Cost;

(b) 75% of Net Liquidation Value.

1.2.8 “Borrowing Base Certificate” - a request for an Advance, in a form acceptable to Lender.

1.2.9 “Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

1.2.10 “Chosen State” - Florida.

1.2.11 “Clearance Days” - Five (5) Business Days.

1.2.12 “Clearance Day Payments” - payments received by Lender, in whatever form and from whatever source, except wire transfers, in reduction of the Obligations.

1.2.13 “Collateral” – All Borrower’s present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, and the proceeds thereof.

1.2.14 “Collateral Management Fee” – [0.5%] per month of the Loan Account balance.

1.2.15 “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions:

(a) Payment in full of all Obligations;

(b) If Lender has issued or caused to be issued guarantees, commitments to third parties or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein.

(c) Borrower has executed and delivered to Lender a general release in the form of Exhibit 1.2.15 (c) attached hereto.

1.2.16 “Contractual Termination Date” – The end of the Initial Term or any Renewal Term, as the case may be.

1.2.17 “Credit Accommodation” - any advance or other extension of credit by Lender to or on behalf of Borrower hereunder.

1.2.18 “Default Interest Rate Spread” – 10%. 1.2.19 “Default Waiver Fee” - $1,000.

1.2.20 “Early Termination Date” – the date on which an Early Termination Event occurs.

1.2.21 “Early Termination Event” – the occurrence of any of the following:
(a) Termination of this Agreement by Borrower;

(b) Borrower becomes a debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding;

(c) Borrower repays the Obligations (whether by acceleration or otherwise, except if such repayment is due to termination of this Agreement by Lender) prior to the next Contractual Termination Date.

1.2.22 “Early Termination Fee” - $7,500 per month for each month, or portion thereof, between the Early Termination Date and the next anniversary date of this Agreement.

1.2.23 “Eligible Inventory” – Finished goods Inventory of Borrower which is:
(a) Subject to Lender’s first priority, perfected security interest; (b) Not owned by Borrower for more than 120 days, and (c) Otherwise acceptable to Lender in its sole discretion.

1.2.24 “Event of Default” - see Section 12 hereof.

1.2.25 “Factor” - LSQ Funding Group or any other entity that agrees, pursuant to a factoring agreement or otherwise, to purchase the Accounts of Borrower.

1.2.26 “Factoring Documents” – That certain Collection Agreement between Factor and Borrower dated, and all documents executed in connection therewith, or any other factoring or accounts receivable financing agreement or related documents executed by Borrower and Factor.

1.2.27 “GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

1.2.28 “Guarantors” - all individuals and entities now or hereafter guaranteeing the Obligations, including a prepayment penalty of $7,500.

1.2.29 “Initial Term” – 1(12) year [months] from the date hereof.

1.2.30 “Interest Rate” – 1.75% per month.

1.2.31 “Inventory Cost” – As determined by Lender, the lesser of (a) cost of Eligible Inventory, computed on a first-in-first-out basis in accordance with GAAP, or (b) market value of Eligible Inventory.

1.2.32 “Key Employees” – Stanislav Rubakh (President), Shawn Landgraf (CEO), Tommy Pannone (VP of Customer Relations and Warehouse).

1.2.33 “Loan Account” – that portion of the Obligations which accrue interest hereunder, including the sum of the unpaid balances of:

(a) Advances;

(b) Other payments made by Lender arising hereunder for which Borrower is liable to Lender.

1.2.34 “Loan Documents” - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.35 “Loan Fee” – the Loan Fee Percent multiplied by the Maximum Amount at the time this fee accrues.

1.2.36 “Loan Fee Percent” – 1.5%.

1.2.37 “Maximum Amount” - $1,000,000.

1.2.38 “Minimum Monthly Line Fee” – the greater of interest on $250,000 or the actual loan balance outstanding, calculated on a monthly basis.

1.2.39 “Net Liquidation Value” – The value of Eligible Inventory, as determined by Lender in the exercise of its reasonable sole discretion, which could be obtained upon liquidation under distress conditions.

1.2.40 “Obligor” – the Borrower or any Guarantor.

1.2.41 “Obligations” - all present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a Debtor.

1.2.42 “Renewal Term” - one year.

1.2.43 “Subordinating Creditor” – any creditor of the Borrower which has executed a Subordination Agreement.

1.2.44 “Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby a Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrower.

1.2.45 “Termination Date” - the earlier of (i) the Contractual Termination Date or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein.

1.2.46 “Third Party Claim” – claims asserted against Lender by any person or entity relating in any way to the Lender’s relationship with Borrower.

1.2.47 “UCC” - The Uniform Commercial Code in effect in the Chosen State at the date on which a determination thereunder is to be made.

2. Credit Facilities.

2.1 Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

2.1.1 Lender, may, from time to time in its sole discretion, at the request of Borrower, make advances (“Advances”) to Borrower, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount. The fact that the Borrower is bound to various covenants herein, the breach of which may allow Lender to accelerate the due date of Borrower's Obligations hereunder, shall not be construed to constitute a commitment by Lender to make any Advances hereunder, all of which are in the sole discretion of Lender.

2.1.2 Lender may, in its discretion, from time to time, upon not less then five (5) days prior notice to Borrower, reduce the amount available under the Borrowing Base to the extent that Lender determines that the number of days of the turnover of the Inventory for any period has changed in any material respect, or (a) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (b) the nature and quality of the Inventory has deteriorated.

2.2 General Provisions.

2.2.1 Borrowing Base Certificate. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower.

2.2.2 Crediting Borrower's Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower.

2.2.3 Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

(a) Upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

(b) At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

2.3 Limitations on Credit Accommodations. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit

Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3. Payments by Borrower.

3.1 In General.

3.1.1 Place of Payments. All payments hereunder shall be made by Borrower to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.

3.1.2 ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At the Lender's request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

3.1.3 Borrower irrevocably waives the right to direct the application of any and all payments received at any time by Lender from or on behalf of Borrower and specifically waives any right to designate application of payments. Borrower irrevocably agrees that Lender shall have the exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower in Lender's sole discretion and to revise such application prospectively or retroactively in Lender's sole discretion.

3.2 Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the loans hereunder or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.3 Interest and Fees.

3.3.1 Lender is authorized to debit the Loan Account for interest, fees and other charges due Lender hereunder as and when due.

3.3.2 Interest.

(a) Subject to Section 3.3.2 (b) hereof, interest on the Loan Account balance shall be payable monthly, in arrears, shall be computed at the Interest Rate computed on the basis of a 360 day year, and shall be due on the first day of each month following the accrual thereof.

(b) Default Interest. Immediately upon the occurrence of an Event of Default, the interest rates otherwise applicable shall be increased by the Default Interest Rate Spread.

3.3.3 Fees.

(a) Audit Fee. Borrower shall immediately pay to Lender Lender’s out-of-pocket expenses in connection with each audit Lender performs or causes to be performed hereunder.

(b) Collateral Management Fee. Borrower shall pay the Collateral Management Fee to Lender monthly, prorated for partial months, in arrears, on the first (1st) day of each month following the accrual thereof.

(c) Default Waiver Fee. Borrower shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at the Borrower’s request.

(d) Early Termination Fee. Borrower shall pay to Lender the Early Termination Fee immediately upon the occurrence of an Early Termination Event.

(e) Loan Fee. Borrower shall pay the Loan Fee to Lender on the date hereof, and shall pay an additional Loan Fee on the first day of each Renewal Term.

(f) Immediately upon any increase in the Maximum Amount, Borrower shall pay to Lender a fee computed as the product of the Loan Fee Percent and the amount of the increase in the Maximum Amount.

(g) Attorney Fees. Borrower shall pay to Lender all attorneys fees and costs incurred in preparation of this Agreement and related documents.

(h) Standard Fees. Borrower shall pay to Lender fees for such services as Lender customarily charges. Lender shall have the right to change all or any of such fees upon ten days notice to Borrower.

3.3.4 Application of Collections. Lender shall, for the purpose of the computation of interest and the Collateral Management Fee due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

4. Indemnification Protection.

4.1 Notwithstanding payment in full of the Obligations and termination of this Agreement, in the event that (i) a Third Party Claim has been asserted against Lender, or (ii) Lender believes in good faith that a Third Party Claim may be asserted against Lender, Lender may retain its security interest or any funds of Borrower in the amount of the Third Party Claim together with Lender’s good faith estimate of its costs to be incurred in the defense thereof, until such time as the Third Party Claim is withdrawn or satisfied, unless Lender receives Assurances (as defined below) regarding its exposure to the Third Party Claim.

4.2 For the purposes hereof, “Assurances” shall mean collateral, a guaranty or a letter of credit from an entity so that Lender reasonably believes in good faith that the likelihood of loss resulting from the Third Party Claim is remote.

5. Grant of Security Interest.

5.1 To secure the performance of the Obligations, Borrower grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

6. Authorization to File Financing Statements.

6.1 The Borrower irrevocably authorizes the Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

6.1.1 Indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

6.1.2 Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

6.1.3 Contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortuously interfering with Lender’s rights;

6.2 The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request;

6.3 The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and

6.4 The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

7. Representations and Warranties by Borrower.

7.1 There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff.

7.2 All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

7.3 Borrower agrees to maintain books and records and its records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope, as Lender shall reasonably require.

7.4 Borrower certifies that, to the best of Borrower’s knowledge, Borrower has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Borrower hereby acknowledges that Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Borrower to Lender, to the extent that they are within Borrower’s control shall cause Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and AntiTerrorist Financing Act of 2001. Borrower shall promptly notify Lender if any of these representations ceases to be true and accurate. Borrower shall provide Lender any additional information regarding Borrower that Lender deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Borrower understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lender’ investment in Borrower. Borrower further understands that Lender may release confidential information about Borrower and, if applicable, any underlying beneficial owners, to proper authorities if Lender, in its sole discretion, determines that it is in the best interests of Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

8. Authorization to Lender.

8.1 The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower:

8.1.1 With such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

8.1.2 Any Correction Statement under Section 9-518 of the Uniform Commercial Code that Lender reasonably deems necessary to preserve its rights hereunder.

8.2 Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

9. Power of Attorney.

9.1 Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers:

9.1.1 receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

9.1.2 Change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the designated address;

9.1.3 Receive and open all mail addressed to Borrower, or to Borrower’s trade name at Lender’s address, or any other designated address;

9.1.4 Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

9.1.5 Create a “doing business as” entity (a “d/b/a”) with a name similar to Borrower and open any deposit accounts under such name;

9.1.6 Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement;

9.1.7 Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

9.1.8 Endorse and take any action with respect to bills of lading covering any inventory;

9.1.9 execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower; and

9.1.10 Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.

9.2 Release. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

10. Affirmative Covenants.

10.1 Until full payment of the Obligations and termination of this Agreement, Borrower shall:

10.1.1 At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender original invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.

10.1.2 At all times, tender the proceeds of all Accounts to Factor in accordance with the Factoring Documents.

10.1.3 Immediately advise Lender, in writing, of the assertion of any Third Party Claim.

10.1.4 Furnish to Lender, in form and substance satisfactory to Lender:

(a) Weekly, delivered each Monday, a report summarizing all inventory, including a detailed synopsis and description of the inventory warehoused by Borrower at the time the report is generated.

(b) Copies of any reports provided by Borrower to Factor under the Factoring Documents, and such other reporting regarding Accounts and/or credit card receipts, as Lender may from time to time request.

(c) As soon as possible after the end of each fiscal year of Borrower, and in any event within 30 days thereafter:

(i) A complete copy of Borrower's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by a Borrower, and

(ii) A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

(iii) No later than 30 days after the close of each month (an
“Accounting Period”):

(iv) Borrower's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations;

(d) Tax Returns. Copies of each of Borrower's:

(i) Federal income tax returns, and any amendments thereto, within ten (10) days of the filing thereof with the Internal Revenue Service; and

(ii) Federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Lender, with proof that all taxes have been paid.

(e) Copies of the following for each Guarantor:

thereof;

end of each calendar year.

(i) Federal income tax returns within ten days of the filing (ii) Annual financial statements within thirty days of the

(f) Inventory Reports. A listing of all Borrower's Inventory, based upon a physical count taken by Borrower every three (3) months and whenever requested by Lender.
10.1.5 Inspections.

(a) During usual business hours, permit Lender, without notice to Borrower, to periodically:

(i) Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and

(ii) To inspect, audit, make copies of, and make extracts from Borrower's records as Lender may request.

(b) Without expense to Lender, Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

10.1.6 Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any Third Party Claim, including the costs incurred in the defense thereof.

10.1.7 Enforcement of Judgments. Reimburse Lender for all costs and expenses, including attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

10.1.8 Taxes and Expenses Regarding Borrower's Assets.

(a) Make timely payment when due without extension of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender's request, Lender may, in its sole discretion and without notice to Borrower:

(i) Make payment of the same or any part thereof; or

(ii) Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

(b) Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

(i) An agreement by Lender to make similar payments in
the future; nor

(ii) A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.1.9 Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

10.1.10 Maintenance of Insurance.

(a) The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:

(i) Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

(ii) Maintain all such workers' compensation or similar insurance as may be required by law; and

(iii) Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

(b) In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower’s expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

10.1.11 Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

10.2 Borrower waives any claim it may now have against Lender arising out of any unauthorized filing of any Financing Statement by Lender.

11. Negative Covenants. Borrower will not:

11.1 Negative Pledge. Hereafter grant any lien upon the Collateral except in favor of Lender.

11.2 Mergers, etc. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.

11.3 Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties, assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted).

11.4 Suspension of Business. Suspend or go out of a substantial portion of its business.

11.5 No Dividends or Distributions. Borrower will not make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, membership or partnership interests, of any class, whether now or hereafter outstanding. Absent an Event of Default, Borrower may, upon prior written notice to Lender, make distributions to its shareholders or members in the ordinary and usual course of Borrower’s business to satisfy such shareholder’s or member’s tax liability on income of Borrower which is allocated to such shareholder or member.

12. Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

12.1 Borrower defaults in the performance of any payment obligation due hereunder;

12.2 Borrower defaults under the Factoring Documents or the Factoring Documents are terminated.

12.3 Any entity shall have or acquire right in the Collateral which are superior to Lender’s rights, other than as a result of Lender’s intentional acts;

12.4 Borrower fails to cure the breach of any Obligation other than a payment obligation within three days after notice thereof is sent by Lender to Borrower;

12.5 Borrower is in default with respect to any present or future agreement with Lender;

12.6 The Obligations at any time exceed the Allowable Amount;

12.7 An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

12.8 An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

12.9 A sale, hypothecation or other disposition is made of twenty (20%) percent or more of the beneficial interest in any class of voting stock of Borrower;

12.10 Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke the its guaranty or it shall cease to be in full force and effect for any reason whatsoever;

12.11 Any of the Key Employees fails to devote one hundred (100%) percent of their efforts in furtherance of the business affairs of Borrower for any one month, or ceases to be employed by Borrower in the capacity that such employee held as of the date of this Agreement;

12.12 Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

13. Remedies.

13.1 Upon the occurrence of any Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:

13.1.1 Declare this Agreement terminated;

13.1.2 Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

13.1.3 Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

13.1.4 Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

13.1.5 Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

13.1.6 Engage a consulting, turnaround or similar firm to (a) conduct an operational assessment of Borrower, and/or (b) take day-to-day operational and administrative control of the business of the Borrower. Borrower shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.

13.2 BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER'S OBLIGATIONS HEREUNDER. FURTHER,

LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

14. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

14.1 To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

14.2 To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

14.3 To fail to exercise collection remedies against any persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

14.4 To exercise collection remedies against any persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

14.5 To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

14.6 To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

14.7 To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

14.8 To dispose of assets in wholesale rather than retail markets;

14.9 To disclaim all disposition warranties; or

14.10 To purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.

14.11 Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15. Proceeds and Expenses of Dispositions.

15.1 Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, defending priority or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

16. Liquidation Success Premium.

16.1 If Borrower shall substantially cease operating as a going concern, and the proceeds of Collateral created after the occurrence of an Event of Default (the “Default”) are in excess of the Obligations at the time of Default, Borrower shall pay to Lender a liquidation success premium of ten percent of the amount of such excess.

17. Fees and Expenses. Borrower agrees to reimburse Lender on demand for:

17.1 The actual amount of all costs and expenses, including attorneys' fees, which Lender has incurred or may incur in:

17.1.1 Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;

17.1.2 Any way arising out of or in connection with this Agreement, including based on tort, and whether or not arising out of a dispute which does not involve Lender;

17.1.3 Protecting, preserving or enforcing any lien, security interest or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

17.2 The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or

17.3 The actual amount of all costs and expenses, including attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrower's plan thereunder.

18. Termination.

18.1 This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.

18.2 This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least sixty days’ prior written notice, or (ii) Lender has given Borrower at least 60 days’ prior written notice, of their respective intention to have this Agreement terminate at the end of a Contractual Termination Date.

18.3 Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

19. Revocation of Borrower's Right to Sell Inventory Free and Clear of Lender's Security Interest.

19.1 Lender may, upon the occurrence of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's security interest therein.

20. No Lien Termination without Release In recognition of the Lender's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

21. Account Stated.

21.1 Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

22. Retention of Records.

22.1 Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

23. Notices to Third Parties.

23.1 Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower's financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

24. Information to Participants.

24.1 Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

25. Entire Agreement.

25.1 No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

26. Notice.

26.1 All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

26.2 The addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

BORROWER

Address:	6950 Central Highway Pennsauken, NJ 08109

Attention:	Shawn Landgraf Fax Number: 856-488-8077

LENDER

Address:	250 Royal Palm Way, Suite 201
Palm Beach, Florida 33480
Officer:	Paul Cattogio Fax Number: 561-805-5630

27. Counterparts.

27.1 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.
28. Amendment and Waiver.

28.1 Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

29. Governing Law.

29.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30. Venue.

30.1 Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

31. Jury Trial Waiver.

31.1 IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

32. Service Of Process.

32.1 Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.

33. Assignment.

33.1 Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

34. Time of the Essence

34.1 It is agreed that time is of the essence in all matters herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:
POWER SPORTS FACTORY, INC,
a Minnesota corporation

By:   /s/ Steve Rubakh

Name: Stanislav Rubakh
Title: President

LENDER:
CROSSROADS DEBT LLC,
a Florida limited liability company

By:  Umbach Financial Group, LLC,

By:  /s/ Paul Catoggio

Name: Paul Catoggio
Its: Director

EXHIBIT 1.2.15 (c)
GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively “Releasor”) hereby forever releases, discharges and acquits Crossroads Debt LLC (“Releasee”), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to that certain Loan and Security Agreement dated November ___, 2008.

Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED:  November ___, 2008

POWER SPORTS FACTORY, INC.,

By:

Name: Stanislav Rubakh
Title: President